Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(As previously included in, or otherwise incorporated by reference into, the Registration Statement on Form S-4 (Registration No. 333-256265) filed by Enterprise Financial Services Corp. with the Securities and Exchange Commission on May 18, 2021, as amended on June 2, 2021 and declared effective on June 4, 2021.)

The following Unaudited Pro Forma Condensed Combined Financial Statements are based on the separate historical financial statements of Enterprise Financial Services Corp, or Enterprise, and First Choice Bancorp, or First Choice, and give effect to the merger of Enterprise and First Choice, with Enterprise as the surviving institution (which is referred to as the merger), including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition as of March 31, 2021 is presented as if the merger occurred on December 31, 2020. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2020 and the quarter ended March 31, 2021 are presented as if the merger occurred on January 1, 2020.

A final determination of the fair value of First Choice’s assets and liabilities will be based First Choice’s actual assets and liabilities as of the closing date of the merger and, therefore, cannot be made prior to the consummation of the merger. In addition, the value of the stock consideration will be based on the closing price of Enterprise common stock on the date the merger becomes effective. The closing price of Enterprise common stock on May 3, 2021 was used for purposes of presenting the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared to give effect to the following:

•	the acquisition of First Choice by Enterprise under the provision of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, Business Combinations where the assets and liabilities of First Choice will be recorded by Enterprise at their respective fair values as of the date the merger is completed;

•	the distribution of shares of Enterprise common stock to First Choice shareholders in exchange for shares of First Choice common stock at an exchange ratio of 0.6603;

•	certain reclassifications to conform historical financial presentation of First Choice to Enterprise; and

•	transaction costs in connection with the merger.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these Unaudited Pro Forma Condensed Combined Financial Statements as a result of:

•	changes in the trading price for Enterprise common stock;

•	net cash used or generated in Enterprise’s or First Choice’s operations between the signing of the merger agreement and completion of the merger;

•	changes in the fair values of Enterprise’s or First Choice’s assets and liabilities;

•	other changes in Enterprise’s or First Choice’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and

•	the actual financial results of the combined company.

The Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only. The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements also do not consider any potential impacts of current market conditions on revenues, potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

The preparation of the Unaudited Pro Forma Condensed Combined Financial Statements and related adjustments required management to make certain assumptions and estimates. The Unaudited Pro Forma Condensed Combined Financial Statements should be read together with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	Enterprise’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in Enterprise’s Annual Report on Form 10-K for the year ended December 31, 2020, and Enterprise’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the quarter ended March 31, 2021, included in Enterprise’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

•	First Choice’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, included in First Choice’s Annual Report on Form 10-K for the year ended December 31, 2020, incorporated by reference in this Current Report on Form 8-K, incorporated by reference herein;

•	First Choice’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the quarter ended March 31, 2021, included in First Choice’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, incorporated by reference in this Current Report on Form 8-K, incorporated by reference herein; and

•	other information pertaining to Enterprise and First Choice contained in or incorporated by reference into this document.

Unaudited Pro Forma Condensed Combined Consolidated

Statement of Financial Condition

	March 31, 2021		Pro Forma Adjustments
	Enterprise	First Choice
(In thousands, except share and per share data)	(as reported)	(as reported)	Purchase Accounting Adjustments	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	883,815	309,446	(26,062)	[A]	1,167,199
Investment securities	1,412,719	38,724	—		1,451,443
Net loans and leases	7,165,785	2,021,997	(13,827)	[B]	9,173,955
Goodwill	260,567	73,425	97,745	[C]	431,737
Intangible assets, net	21,670	4,768	(119)	[D]	26,319
Other assets	446,143	52,384	8,307	[E]	506,834
Total assets	$10,190,699	$2,500,744	$66,044		$12,757,487
Liabilities and Shareholders' Equity
Deposits	8,515,444	1,895,550	326	[F]	10,411,320
Borrowings	483,167	304,998	458	[G]	788,623
Other liabilities	99,591	12,784	—		112,375
Total liabilities	9,098,202	2,213,332	784		11,312,318
Total shareholders' equity	1,092,497	287,412	65,260		1,445,169
Total liabilities and shareholders' equity	$10,190,699	$2,500,744	$66,044		$12,757,487

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Income

	Year Ended December 31, 2020		Pro Forma Adjustments
	Enterprise	First Choice
(In thousands, except share and per share data)	(as reported)	(as reported)	Purchase Accounting Adjustments	Notes	Pro Forma Combined
Interest income:
Interest and fees on loans	270,238	89,210	(1,332)	[H]	358,116
Interest on debt securities	33,026	777	-		33,803
Interest on interest-earning deposits	620	825	-		1,445
Dividends on equity securities	895	803	-		1,698
Total interest income	304,779	91,615	(1,332)		395,062
Interest expense:
Deposits	21,049	5,147	(132)	[I]	26,064
Borrowings	13,729	1,732	(153)	[J]	15,308
Total interest expense	34,778	6,879	(285)		41,372
Net interest income	270,001	84,736	(1,047)		353,690
Provision for credit losses	65,398	5,900	22,674	[K]	93,972
Net interest income after provision for credit losses	204,603	78,836	(23,721)		259,718
Noninterest income:
Service charges on deposit accounts	11,717	1,965	-		13,682
Wealth Management revenue	9,732	-	-		9,732
Card services revenue	9,481	-	-		9,481
Tax credit income	6,611	-	-		6,611
Gain on sale of loans	-	4,653	-		4,653
Miscellaneous income	16,962	1,989	-		18,951
Total noninterest income	54,503	8,607	-		63,110
Noninterest expense:
Employee compensation and benefits	92,288	28,626	-		120,914
Occupancy	13,457	4,476	-		17,933
Data processing	9,050	3,653	-		12,703
Professional fees	3,940	1,875	-		5,815
Merger related expenses	4,174	-	-		4,174
Other	44,250	7,838	23,374	[L]	75,462
Total noninterest expense	167,159	46,468	23,374		237,001
Income before income tax expense	91,947	40,975	(47,095)		85,827
Income tax expense	17,563	12,024	(10,571)	[M]	19,016
Net income	$74,384	$28,951	$(36,524)		$66,811
Earnings per common share
Basic	$2.76	$2.48			$1.92
Diluted	$2.76	$2.47			$1.92

Weighted average basic shares	26,953,826	11,569,128	(3,761,419)	[N]	34,761,535
Weighted average diluted shares	26,988,710	11,617,780	(3,810,071)	[N]	34,796,419
Shares outstanding	31,210,213	11,705,684	(3,897,975)	[N]	39,017,922

Unaudited Pro Forma Condensed Combined Consolidated
Statement of Income

	Three months ended March 31, 2021		Pro Forma Adjustments
(In thousands, except share and per share data)	Enterprise (as reported)	First Choice (as reported)	Purchase Accounting Adjustments	Notes	Pro Forma Combined
Interest income:
Interest and fees on loans	76,973	24,267	(279)	[H]	100,961
Interest on debt securities	7,619	152	-		7,771
Interest on interest-earning deposits	189	160	-		349
Dividends on equity securities	179	213	-		392
Total interest income	84,960	24,792	(279)		109,473
Interest expense:
Deposits	2,663	588	(33)	[I]	3,218
Borrowings	3,174	373	(38)	[J]	3,509
Total interest expense	5,837	961	(71)		6,727
Net interest income	79,123	23,831	(208)		102,746
Provision for credit losses	46	-	-		46
Net interest income after provision for credit losses	79,077	23,831	(208)		102,700
Noninterest income:
Service charges on deposit accounts	3,084	441	-		3,525
Wealth Management revenue	2,483	-	-		2,483
Card services revenue	2,496	-	-		2,496
Tax credit income	(1,041)	-	-		(1,041)
Gain on sale of loans	-	706	-		706
Miscellaneous income	4,268	1,107	-		5,375
Total noninterest income	11,290	2,254	-		13,544
Noninterest expense:
Employee compensation and benefits	29,562	7,578	-		37,140
Occupancy	3,751	1,083	-		4,834
Data processing	2,890	1,022	-		3,912
Professional fees	988	437	-		1,425
Merger related expenses	3,142	-	-		3,142
Other	12,551	1,977	2	[L]	14,530
Total noninterest expense	52,884	12,097	2		64,983
Income before income tax expense	37,483	13,988	(210)		51,261
Income tax expense	7,557	4,230	(53)	[M]	11,734
Net income	$29,926	$9,758	$(157)		$39,527
Earnings per common share
Basic	$0.96	$0.83			$1.01
Diluted	$0.96	$0.82			$1.01

Weighted average basic shares	31,247,379	11,614,333	(3,806,624)	[N]	39,055,088
Weighted average diluted shares	31,306,033	11,673,475	(3,865,766)	[N]	39,113,742
Shares outstanding	31,259,183	11,824,487	(4,016,778)	[N]	39,066,892

[A]	Adjustments to record combined merger costs and the cash settlement of First Choice stock options.
[B]	Adjustments to record loans at fair value. Adjustments include:

Loan credit mark	$(33,028)
Loan interest rate mark	19,204
Reversal of First Choice's existing loan fair value mark	3,400
Reversal of First Choice's allowance for loan losses	19,271
Establishment of allowance on non-PCD loans	(22,674)
Total loan adjustment	$(13,827)

[C]	Adjustments to eliminate First Choice goodwill of $73.4 million and reflect $171.2 million of goodwill for the amount of consideration paid in excess of fair value of asset received and liabilities assumed.
[D]	Adjustments to eliminate First Choice core deposit intangible of $4.8 million and reflect a new core deposit intangible of $4.6 million to be amortized over 10 years using of sum of the years digit methodology
[E]	Adjustment to reflect the tax effects of the fair value adjustments and deductible merger-related costs using a 25% tax rate.
[F]	Adjustment to record time deposits at fair value.
[G]	Adjustment to record borrowed funds at fair value.
[H]	Estimated loan interest yield adjustment and elimination of First Choice existing purchase accounting accretion.
[I]	Estimated time deposit fair value amortization.
[J]	Estimated borrowings fair value amortization.
[K]	Adjustment to record initial lifetime allowance for credit losses on First Choice’s non-purchase credit deteriorated loan portfolio.
[L]	Core deposit intangible amortization and merger related costs, including:

	Full Year 2020	First Quarter 2021
Core deposit intangible amortization	$845	$190
Reversal of First Choice core deposit intangible amortization	(771)	(188)
Merger related costs	23,300	-
Total "other" noninterest expense	$23,374	$2

[M]	Tax effect on the pro forma adjustments at an assumed 25% effective combined federal and state tax rate.
[N]	Adjustment to reflect the estimated issuance of 7,807,709 shares of Enterprise stock based on First Choice’s shares outstanding on March 31, 2021 of 11,824,487 and the fixed exchange ratio of .6603.